Exhibit 10.5

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Securities and Exchange Commission (the “Commission”).

HONDAJET FLEET PURCHASE AGREEMENT

This HondaJet Fleet Purchase Agreement (“Agreement”) is entered into as of December 4th, 2020 by and between Honda Aircraft Company, LLC (“Seller”) and Galilee LLC, a Delaware limited liability company (“Purchaser”). In consideration of the mutual agreements contained in this Agreement, the parties agree as follows:

1.	AIRCRAFT PURCHASE. Seller hereby agrees to sell and Purchaser hereby agrees to purchase from Seller four (4) HondaJet HA-420 aircraft identified below (hereinafter the term “Aircraft” means each individual aircraft to be purchased hereunder, in turn) manufactured by Honda Aircraft Company, LLC (“Manufacturer”), as described in the Specification and Description dated October 2019, (“Specification”) incorporated by reference and attached hereto as Exhibit “A”.

2.	PRICE AND PAYMENT TERMS. Subject to the terms and conditions of this Agreement, Purchaser hereby agrees to pay for the Aircraft as follows:

Total Aircraft Purchase Price as Equipped (“Purchase Price”): ****	As described in Exhibit C

3.	SCHEDULED DELIVERY DATE:	As described in Exhibit C

4.	EXHIBITS/ADDENDA. The following exhibits are attached hereto and incorporated herein by reference:

Exhibit A –	Specification and Description (all Aircraft)
Exhibit B –	Optional Equipment Selections (per Aircraft)
Exhibit C –	Aircraft Delivery Schedule
Exhibit D –	****
Exhibit E –	****
Exhibit F –	****

5.	OPTIONS AND SELECTIONS; FOREIGN CERTIFICATION. Purchaser’s optional equipment, interior and exterior selections are attached hereto as Exhibit B, including color. Special registration numbers are as outlined on Exhibit C. There are no special registration marks painted on the aircraft exterior. Registration marks are installed instead via edge sealed vinyl decals. Any changes to such selections will be confirmed in a separate amendment signed by both parties.

****

The Aircraft have been manufactured in accordance with United States FAA type design and is intended to be registered in the United States. Re-equipping the Aircraft for export to another country may require additional options, as well as additional exterior paint and interior placards, and any such changes will be documented in a writing signed by both parties.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

6.	SPECIFICATION REVISIONS. **** Changes attributable to a legal or regulatory requirement or necessary to comply with operational, airworthiness, or certification requirements solely with respect to Purchaser’s specific operations may result in an appropriate adjustment in the Aircraft Purchase Price to be borne by Purchaser and/or a change in the Scheduled Delivery Date.

7.	PAYMENT. Each of the Payments specified in Section 2 and Exhibit C and made by Purchaser shall be non- refundable except as expressly provided herein. All payments shall be made in immediately available U.S. Dollars by wire transfer to an account designated by Seller. All payment documentation shall specifically show the funds came directly from or were initiated by Purchaser (or an affiliate as described in Section 19(c)), and be accompanied by any documentation reasonably requested by Seller for legal compliance purposes. In the event of a late payment, Purchaser shall pay late interest at the rate of 1 month LIBOR as advertised in the Wall Street Journal under “Money Rates” on the first day of each month for the period during which the payment is late.

**** Purchaser’s obligation to make payments to Seller hereunder shall be determined without regard to set-off, counterclaim, defense or other right that Purchaser may have against Seller and all such payments shall be made without deduction or withholding of any kind, including without limitation, on account of any taxes, charges or duties so that if by law Purchaser is required to make any deduction or withholding, it shall pay to Seller such additional sums as necessary in order that the net amount received by Seller after such deductions or withholdings shall equal the amounts that Seller would have received without any deductions or withholdings.

****

8.	AIRCRAFT INSPECTION, **** ACCEPTANCE, AND DELIVERY. Each respective Aircraft’s Scheduled Delivery Date is stated in Exhibit C of this Agreement and is preliminary and subject to change. Seller will give Purchaser written notification of the approximate date which Seller anticipates the Aircraft will be ready for delivery **** (“Aircraft Ready Date”) approximately ninety (90) days in advance. Seller will notify Purchaser of any update to the Aircraft Ready Date as **** reasonably practicable. ****

The Aircraft delivery and closing will be conducted at Seller’s facilities in Greensboro, NC unless otherwise agreed in writing. The Aircraft shall be made available to Purchaser, or its designated representatives, for a ground and flight acceptance inspection at Seller’s facilities on the Aircraft Ready Date **** by such inspections and identified to Seller by Purchaser in writing. A “discrepancy” means a condition in the Aircraft, not approved or authorized by Purchaser, that (1) does not conform to the Specification or (2) does not conform to the warranted condition of the Aircraft (including workmanship) set forth on the Warranty, as defined below, and in each case such non-conformance has a material effect on the Aircraft’s appearance, operation or performance **** Any discrepancies not identified in writing as provided in this Section 8 shall be deemed waived, and any discrepancies discovered or alleged after the Delivery Date (as defined below) shall be subject only to the rights and remedies available to Purchaser under the Warranty, if and to the extent available. In the event Seller has agreed to deliver the Aircraft ready for registration in an Approved Country, and has received all required approvals from such Approved Country’s relevant government authorities, Seller shall issue an Export Certificate of Airworthiness for the Approved Country at the time of Delivery. Purchaser acknowledges that Seller may charge a fee for issuing such certificate.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

Purchaser shall accept delivery of the Aircraft within ten (10) days after the Aircraft Ready Date (or, if any discrepancies have been identified, acceptance shall occur within five (5) business days after the discrepancies have been remedied **** At or prior to Closing, Purchaser shall pay the full balance of the Purchase Price and any other charges due under this Agreement to Seller in immediately available funds pursuant to Section 7.

****

Purchaser shall accept delivery of the Aircraft by signing an Aircraft acceptance **** which shall be conclusive evidence that the Aircraft complies with the terms and conditions of this Agreement and has been accepted without any condition or reservation by Purchaser, unless otherwise noted in writing ****

Seller agrees to indemnify Purchaser and Purchaser’s representatives participating in ground and flight inspections under this Agreement against any actions, claims, liabilities, damages, losses, costs, expenses (collectively, “Losses”) incurred by them (excepting injuries to or deaths of and loss of property of Purchaser and Purchaser’s representatives participating in inspections and flights herein) during such ground and flight inspections and which Losses are directly caused by Seller’s negligence or willful misconduct, except to the extent arising from Purchaser or Purchaser’s representatives gross negligence or willful misconduct.

Purchaser agrees to indemnify Seller and its affiliates, employees and agents against any Losses caused by Purchaser or Purchaser’s representatives participating in such ground and flight inspections, except to the extent arising from Seller’s negligence or willful misconduct. All such indemnities shall survive the closing of the transactions herein and the termination of this Agreement.

****

9.	TAXES AND DUTIES. Purchaser shall be responsible for (i) any national, state or local taxes (of any country, whether the U.S., or any other country in which the Purchaser is located or in which the Aircraft is registered), including sales, excise, use, property and value added (VAT) taxes but excluding taxes on Seller’s income or gross receipts, applicable to the delivery, sale and purchase of the Aircraft, whether imposed on either Purchaser or Seller and whether imposed at the Delivery Date or thereafter; (ii) any transportation charges for the Aircraft from Seller’s facilities in Greensboro, NC, USA to another mutually agreed delivery location; and (iii) any import duties, import taxes or other import charges imposed by governments. Where Seller is required to pay such taxes on behalf of Purchaser or collect such taxes from Purchaser, Purchaser shall reimburse or pay such taxes directly to Seller promptly upon receipt of a written notice from Seller requiring such payment. The Purchase Price does not include any applicable taxes. ****

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

10.	COMPLIANCE WITH LAWS. In connection with the purchase and use of the Aircraft: (a) to the extent applicable to Purchaser, Purchaser shall comply with the US International Traffic in Arms Regulations, the US Export Administration Regulations, the regulations and sanctions implemented by the US Office of Foreign Assets Control, the US Foreign Corrupt Practices Act and the export controls, sanctions and anti-bribery laws and regulations enacted in each country of the Territory (the “Trade Compliance Regulations”); and (b) Purchaser shall not directly or indirectly engage in any trade, business or other activities with or for the benefit of any person who at the time of such trade, business or activity is a person identified on the US Specially Designated Nationals (“SDN”) list and any other identified as or is otherwise a proscribed person under any of the Trade Compliance Regulations. **** If Purchaser fails to provide such documentation when requested by Seller, Purchaser shall be in default of this Agreement, and the remedies set out herein shall apply. Seller is not obligated to proceed, and is excused under this Agreement from proceeding, with any transaction or conduct that it reasonably believes would result in a violation by Seller or Purchaser of the Trade Compliance Regulations.

11.	TITLE AND RISK OF LOSS. ****

12.	CONFIRMATION OF FINANCING.

a. Upon written request from Seller, Purchaser agrees to provide Seller with certain financial information, including but not limited to banking references and length of financing relationship, in accordance with regulatory requirements associated with the various know-your-customer laws and regulations.

b. **** to provide Seller with written confirmation that Purchaser and the financial institution have made all necessary arrangements to transfer the Balance Due at Delivery to Seller. ****

13.	AIRCRAFT DELIVERY DELAY. The Aircraft’s Scheduled Delivery Date is stated in Section 3 of this Agreement and is preliminary and subject to change. Seller shall not be liable to Purchaser for any delay in performance for any cause whatsoever, and a delay shall not constitute a breach or event of default under this Agreement; provided, however, if for any reason Seller should fail to make delivery within **** as set forth in Section 3, Purchaser may terminate the delivery of the specific Aircraft which is delayed (unless Purchaser has agreed to a later Scheduled Delivery Date), in which event Purchaser shall have the right to return of all payments for such Aircraft made by Purchaser under Section 2. In the event Purchaser fails to exercise its right of termination by written notice to Seller within ****, Purchaser shall be deemed to have waived its right of termination with respect to such delay and the Scheduled Delivery Date will be amended to the date provided in Seller’s written notice to Purchaser. If prior to **** an individual Aircraft is lost, destroyed or damaged beyond economic repair **** (except if such loss, destruction or damage is due to negligence or default of Purchaser or its representatives), then the delivery of such individual Aircraft shall terminate immediately and the parties shall cease to be liable hereunder and Seller shall refund to Purchaser any payments made by Purchaser for the purchase of such destroyed Aircraft hereunder. ****

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

In the event of any fire, flood, strikes or other industrial disturbances, accident, war, riot, insurrection, delay in supplier deliveries or causes beyond the reasonable control **** (each, an “Excused Delay”), Seller will have the right, by written notice to Purchaser, to extend the Scheduled Delivery Date or the Aircraft Ready Date of the Aircraft by one day for each day of or caused by an Excused Delay; ****

14.	DEFAULT AND TERMINATION. Purchaser’s sole and exclusive remedies for any default or breach of any material term or condition of this Agreement by Seller, including any non-excused delay in delivery of an individual Aircraft or any matter relating to the manufacture thereof, shall be limited to the rights to terminate such individual Aircraft’s delivery for delay, as set forth in Section 13 and Purchaser’s rights under the Warranty **** If Purchaser is in default or breach of any material term or condition of this Agreement, including Purchaser’s failure to make all payments when due or Purchaser’s failure to accept delivery of the Aircraft in accordance with Section 8, Seller may suspend performance of its obligations under the Agreement (with a day for day extension in the Scheduled Delivery Date) until such default or breach has been cured, collect interest on any overdue amounts as provided in Section 7, or terminate this Agreement ****. Either party also may terminate the delivery of an individual Aircraft before the Delivery Date of such Aircraft without any further responsibility if the transaction is prohibited by law or if Seller determines that it may not sell the Aircraft to Purchaser without substantial risk of violating the law ****.

Upon termination **** by Purchaser under Section 13 or due to Seller’s material breach, or as otherwise specifically provided herein, Purchaser shall have the right to return of all payments made by Purchaser **** under Section 2 without interest or penalty. **** Purchaser agrees that its sole remedy for any failure of Seller to perform any part of this Agreement up to and including the Delivery Date is limited to the return of payments for such Aircraft. In no event shall Purchaser be entitled to direct, special, consequential, punitive, indirect, or any other damages from Seller, including lost profits, lost revenue, or lost business opportunity.

Upon termination of this Agreement by Seller under Section 14 due to Purchaser’s default or breach of any material term or condition of this Agreement or illegality associated with Purchaser’s actions, all payments made under Section 2 or otherwise hereunder shall be retained by Seller, not as a penalty or forfeiture but as liquidated damages ****. Purchaser expressly acknowledges that it would be difficult to determine the actual damages Seller will suffer because of a Purchaser default, because Seller’s business model depends on a certain volume of sales to control its costs and overhead, including volume-based pricing terms in contracts with suppliers, and because Seller would need to incur remarketing and reconfiguration costs for the Aircraft. Purchaser acknowledges and agrees that the liquidated damages are an accurate, fair and reasonable estimate of the damages Seller is likely to incur as a result of any default by Purchaser leading to termination of this Agreement.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

Following any termination of this Agreement or the delivery of any specific Aircraft, neither party shall have any further obligations to the other under this Agreement with respect to such Aircraft. Seller may sell, transfer or otherwise dispose of the Aircraft to another party without notice to Purchaser at any price, terms and conditions, and Purchaser shall not have any right to any portion of the proceeds of such subsequent sale.

15.	MANUFACTURER WARRANTY PROVISIONS. The Aircraft shall be furnished with the limited Aircraft manufacturer’s warranty provided as part of the Specification, and the engine manufacturer’s and avionics manufacturer’s warranties referred to therein, subject to the limitations on liability set forth therein and in Section 16 below (collectively, the “Warranty”). Seller reserves the right to update the terms of the Warranty by written notice to Purchaser, provided that in the event such updated Warranty reflects any material reductions in protection compared to the previous Warranty, Purchaser may terminate this Agreement within ten (10) days following such termination. Following any such termination, Purchaser shall have the right to the return of all payments made by Purchaser under Section 2. Such updated Warranty shall be incorporated herein by reference and shall supersede and replace the preliminary version or the prior updated version, as applicable. Any customer support services package (if agreed to by the Parties) will be agreed to separately in writing.

16.	PURCHASER’S ACKNOWLEDGEMENT.

PURCHASER EXPRESSLY AGREES AND ACKNOWLEDGES, FOR THE BENEFIT OF SELLER, THE AIRCRAFT MANUFACTURER, THE ENGINE MANUFACTURER AND THE AVIONICS MANUFACTURER, AND THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES OR AGENTS, THAT: ****, (II) THAT SELLER IS NOT THE MANUFACTURER OF THE ENGINES OR AVIONICS (WHICH ARE WARRANTED SEPARATELY BY THE ENGINE MANUFACTURER AND AVIONICS MANUFACTURER, RESPECTIVELY), (III) THAT ANY OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME AND ANY ENGINE, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, ANY OF THE AIRCRAFT DOCUMENTATION, AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) IS OF A MAKE, SIZE, DESIGN AND CAPACITY DESIRED BY PURCHASER FOR THE PURPOSES INTENDED BY PURCHASER, (IV) THAT SUBJECT TO THE WARRANTY IN SECTION 15, PURCHASER CONFIRMS THAT IT HAS NOT, IN ENTERING INTO THIS AGREEMENT, RELIED ON ANY CONDITION, WARRANTY OR REPRESENTATION BY SELLER, THE ENGINE MANUFACTURER OR THE AVIONICS MANUFACTURER, OR THEIR RESPECTIVE SUBSIDIARIES, AFFILIATES OR AGENTS, EXPRESS OR IMPLIED, WHETHER ARISING BY APPLICABLE LAW OR OTHERWISE IN RELATION TO THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME OR ANY ENGINE, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) INCLUDING, WITHOUT LIMITATION, WARRANTIES OR REPRESENTATIONS AS TO THE DESCRIPTION, QUALITY, DURABILITY, AIRWORTHINESS, MERCHANTABILITY, FITNESS FOR ANY USE OR PURPOSE, VALUE, CONDITION, DESIGN OR OPERATION OF ANY KIND OR NATURE OF THE AIRCRAFT (INCLUDING BUT NOT LIMITED TO THE AIRFRAME AND ANY ENGINE, LANDING GEAR, COMPONENT, EQUIPMENT AND PART INSTALLED THEREON APPLICABLE TO THE AIRCRAFT, ANY OF THE AIRCRAFT DOCUMENTATION AND ANY OTHER PART, DATA OR INFORMATION SOLD HEREUNDER) AS TO THE ABSENCE OF ANY LATENT, INHERENT OR ANY OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), OR AS TO THE INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN OR OTHER PROPRIETARY RIGHT; AND (V) THE BENEFIT OF ANY SUCH CONDITION, WARRANTY OR REPRESENTATION IS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVED BY PURCHASER. ****

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

17.	INDEMNIFICATION.

a. General Indemnity. Subject to the last sentence of this Section 17(a), Purchaser will be responsible for and shall indemnify, defend and hold harmless Manufacturer and Seller, and its respective affiliates, subsidiaries, officers, directors, members, managers, agents and employees (each a “Seller Indemnitee”), on an after-tax basis, from and against any and all claims, damages, losses, liabilities, obligations, penalties and judgments of every kind and nature, including all costs and expenses, including reasonable attorneys’ fees and expenses, incident thereto, but excluding taxes (hereinafter, collectively, “Claims”) related to the Aircraft, which occur after the Delivery Date of such Aircraft (including, but not limited to, the airframe and any engine, any landing gear, component, equipment and part installed thereon, any of the Aircraft documentation and any other part, equipment data, or information sold hereunder, excepting Seller’s warranty of title to the Aircraft), and which directly or indirectly arises in any manner out of or in connection with (a) the ownership by Purchaser on or after the Delivery Date of the Aircraft, or (b) the use, possession, dispossession, re- possession, control, operation, location, any landing, departure, condition, acceptance, rejection, delivery, non-delivery, re-delivery, registration, de-registration, re-registration, sale, leasing, wet leasing, chartering, subleasing, importation, exportation, transfer of title or other disposition of title, abandonment, storage, maintenance, service, repair, overhaul, testing, design, modification, dismantling, disassembly or re-assembly by Purchaser or by any third person on or after the Delivery Date of the Aircraft. The foregoing indemnity shall apply to all Claims for which Purchaser is responsible pursuant to the preceding sentence, regardless of whether any such Claim arises in tort (including, without limitation, strict liability); but excluding any Claim in relation to a particular Seller Indemnitee to the extent that the Claim:

i.	****

ii.	****

iii.	****

iv.	is expressly provided for by another indemnity provision of this Agreement.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

Purchaser will pay a Seller Indemnitee upon demand for all **** expenses (including without limitation, all reasonable legal and accountants’ fees and disbursements, and interest) incurred by such Seller Indemnitee in enforcing such Seller Indemnitee’s rights against Purchaser under Section 17(a). Neither the consummation of the sale pursuant to this Agreement nor any subsequent lease, sale or other transfer of each Aircraft (or, as applicable, the airframe or any engine, any landing gear or part thereof or any of the aircraft Documentation) shall release Purchaser from its obligations related to the Aircraft pursuant to Section 17(a).

If any Claim for which Purchaser is responsible pursuant to this Section is made against a Seller Indemnitee, such Seller Indemnitee, upon receiving notice of such Claim, will promptly notify Purchaser; provided, however, that failure or delay by such Seller Indemnitee to so notify Purchaser shall not relieve Purchaser of its obligations to indemnify hereunder except as to such Seller Indemnitee to the extent Purchaser is materially prejudiced by such failure or delay.

b. Survival. Notwithstanding any other provision of this Agreement, the obligations of Purchaser and Seller and each Seller Indemnitee under this Section 17 will survive the consummation, completion, or termination (or any combination of any thereof) of this Agreement.

18.	GOVERNING LAW, VENUE AND JURISDICTION, AND DISPUTE RESOLUTION.

c. **** Prior to filing any suit regarding any matter arising under this Agreement other than payments due, the parties shall engage in not less than thirty (30) days of good faith negotiations to resolve such matter.

d. Each party further irrevocably consents to the service of process out of any of the aforementioned courts by the mailing of copies thereof by certified or registered airmail, postage prepaid, to the party at its address designated in this Agreement. Nothing herein shall affect the right of a party to serve process in any other manner permitted by law.

e. Except as otherwise directed by the other party with respect to the subject matter of the dispute, each party shall continue performing its obligations under this Agreement while a dispute is being resolved except (and then only) to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either party’s right to terminate this Agreement as provided in Section 14.

f. Prior to filing any suit regarding any matter arising under this Agreement other than payments due, the parties shall engage in not less than thirty (30) days of good faith negotiations to resolve such matter and, at the request of either party, non- binding arbitration.

g. The provisions in **** shall survive termination of **** Agreement ****.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

19.	MISCELLANEOUS.

h. Any formal notices given pursuant to this Agreement shall be in writing and shall be sent by registered or certified mail, courier service or facsimile addressed in case of notice to Seller, to Attn: Vice President, Sales, Honda Aircraft Company, LLC, 6430 Ballinger Road, Greensboro, North Carolina 27410, Facsimile No. 336-387-0734, and in case of notice to the Purchaser to the name and address provided on the signature page of this Agreement, or such other address as the party to receive the notice designates in writing. Notices are effective upon receipt.

i. This Agreement is the entire agreement **** and supersedes any other express, implied, oral or written representations, omissions or agreements, including without limitation, any Deposit Agreement, purchase agreement, letter of intent or term sheet with Seller which may have been entered into prior to the date hereof.

j. ****.

k. **** In addition, Purchaser shall use the Instructions for Continued Airworthiness and future revisions thereto only for purposes of repair and maintenance of the Aircraft as owned by Purchaser, and shall keep such Instructions for Continued Airworthiness strictly confidential and disclose them only to authorized repair shops, aircraft management companies and to applicable government and regulatory authorities upon request

****.

l. This Agreement, all its terms, and all information and data disclosed by either party in connection with the negotiation, signing and performance of this Agreement are confidential and may not be disclosed by the receiving party to any third party, except (i) to officers, directors, employees, agents or other representatives of the receiving party, or (in case Purchaser is an individual) family members, so long as such persons agree to maintain the confidentiality thereof, (ii) as required by law, ****.

m. If any portion of this Agreement is invalid or unenforceable, this Agreement shall be considered divisible as to such provisions and the remainder of the Agreement valid and binding as though such provisions were not included herein.

n. This Agreement shall become a binding contract upon its final acceptance and signing by Seller after execution by Purchaser. The signatories to this Agreement confirm that they have read the complete Agreement, understand its contents and have full authority to bind and hereby do bind their respective parties.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS NEXT.

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.

IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first above written.

HONDA AIRCRAFT COMPANY, LLC,		GALILEE LLC
(“Seller”)		(“Purchaser”)

BY:	/s/ Simon Roads	BY:	/s/ Michael Winston
Name:	Simon Roads	Name	Michael Winston
Title:	VP Sales	Title:	Executive Chairman, Jet Token Inc.,Sole
Date:		Date:	Class A Member, Galilee LLC 12/4/20

With Notices Addressed to Seller:		With Notices addressed to Purchaser:
ATTN:	Contracts Administration	ATTN:	Michael Winston, Chairman
6430 Ballinger Road		10845 Griffith Peak Drive Suite 200
Greensboro, North Carolina 27410		Las Vegas, Nevada 89135

Email:	contracts@haci.honda.com	Email:	Mike@jettoken.com

Purchaser Details

Aircraft Intended Domicile: Las Vegas, Nevada (KLAS), USA

(Airport Code or City/State/Country)

Aircraft Intended Country of Registration:	USA
Aircraft Country/Countries of Operation:	USA, Canada, Caribbean, Mexico
Intended for Commercial Operations?	☒ YES ☐ NO

****Certain confidential portions of this document have been intentionally omitted from this exhibit and will be separately filed with the Commission.